Exhibit 99(b)


Press Release


      MicroFinancial Announces New Business Strategy To Leverage Technology
                             And Servicing Platform

                 Management De-emphasizing New Loan Originations



WALTHAM, Mass.--Oct. 11, 2002--MicroFinancial Incorporated (NYSE-MFI), a leader in Microticket leasing and finance, announced a new business strategy to leverage the Company's technology and loan servicing platform.

As part of this new business strategy, in recognition of the difficult financing
environment,   management   intends  to   immediately   de-emphasize   new  loan
originations until new financing solutions are secured.

Richard Latour, President and Chief Operating Officer stated, "Based on a thorough analysis of our strategic business strengths and the current financing environment, we have determined it is in our best interests to pursue a business strategy that leverages our core technology and services platform. The Company will simultaneously continue to collect on our existing portfolio. Our intent is to reduce new lease originations and focus on a better credit quality lessee. Credit quality in the current lending environment has caused some of our core microticket financing business to become unattractive. As we re-prioritized our business objectives, we determined it was in the best interests of shareholders to focus on our core strengths in an effort to maximize shareholder returns."

The Company's new business strategy will de-emphasize loan originations and result in approximately a 31% reduction in the workforce in this area. The Company's collection, servicing and technology staff will essentially remain unaffected.

The Company's existing revolving credit facilities have been converted to three-year term loans, as provided for under the existing agreements.

Management's goal is to create long term shareholder value by balancing the pursuit of several strategic alternatives over the next three years, including the continued collection of the existing portfolio, focusing the Microticket leasing business on better quality lessees, and seeking to secure new financing.

MicroFinancial will host a teleconference and webcast today at 9:00 am ET. The webcast can be located at www.microfinancial.com under the investor relations section of the website.

MicroFinancial will report third quarter earnings on October 23, 2002 after the market closes and host a teleconference and webcast at 5:00 pm ET. The webcast can be located at www.microfinancial.com under the investor relations section of the website.

MicroFinancial Inc. (NYSE: MFI), headquartered in Waltham, MA, and with additional locations in Woburn, MA and Herndon, VA, is a financial intermediary specializing in leasing and financing for products in the $500 to $10,000 range. The company has been in operation since 1986 and has been profitable each year since 1987.

Statements in this release that are not historical facts and in particular statements in this release relating to anticipated results of the implementation of the Company's new business strategy, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as "believes," "anticipates,"
`"expects," "views, " and similar expressions are intended to identify forward-looking statements. The Company cautions that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Readers should not place undue reliance on forward-looking statements, which reflect the management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. The Company cannot assure that it will be able to anticipate or respond timely to changes which could adversely affect its liquidity or operating results in one or more fiscal quarters. Results of operations in any past period should not be considered indicative of results to be expected in future periods. Fluctuations in operating results may result in fluctuations in the price of the Company's common stock. For a more complete description of the prominent risks and uncertainties inherent in the Company's business, see the risk factors described in documents the Company files from time to time with the Securities and Exchange Commission.

Contact:
     MicroFinancial Incorporated, Waltham
     Richard F. Latour, 781/890-0177
     Fax: 781/890-1368